Exhibit 99.1

Poniard Pharmaceuticals Appoints Gary A. Lyons to Board of Directors

South San Francisco, Calif. (July 9, 2009) — Poniard Pharmaceuticals, Inc. (NASDAQ: PARD), a biopharmaceutical company focused on innovative oncology therapies, today announced the appointment of Gary A. Lyons, to the Company’s board of directors.  His appointment increases the number of directors on the Poniard board to ten.

“We are pleased Gary is on the board to help guide us as we move toward our goal of commercializing picoplatin in 2010,” said Jerry McMahon, Ph.D., chairman and chief executive officer of Poniard.  “Gary’s extensive pharmaceutical business development and commercialization experience will provide an invaluable contribution as we continue the process of identifying and securing a worldwide partner for picoplatin, and executing our strategy of building a commercial stage oncology business.”

“I look forward to working with the Poniard board and management team to successfully implement its partnering and commercialization strategy for picoplatin,” said Mr. Lyons.  “With the pivotal Phase 3 picoplatin data in small cell lung cancer approaching, Poniard is on the cusp of a transformative time in the company’s history that I look forward to being a part of.”

Gary A. Lyons has served as a consultant to Poniard on matters of corporate and business development activities since April 2009, and the Company expects to expand his consulting arrangement as it moves forward with its commercialization and partnering activities.  Gary has served as a Director of Neurocrine Biosciences, Inc. since February 1993 and held various executive positions with Neurocrine, including President and Chief Executive Officer, from February 1993 through January 2008.  Prior to joining Neurocrine, Mr. Lyons held a number of senior management positions at Genentech, including Vice President of Business Development, Vice President of Sales, and Director of Sales and Marketing.  Mr. Lyons currently serves on the Boards of Directors for Rigel Pharmaceuticals, Inc., Vical, Incorporated, and Facet Biotech, all publicly held biotechnology companies.  Mr. Lyons holds a B.S. in marine biology from the University of New Hampshire and a M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative oncology products to impact the lives of people with cancer. Picoplatin, the Company’s lead platform product candidate, is a new generation platinum chemotherapy. To date, clinical studies suggest that picoplatin has an improved safety profile relative to existing platinum-based cancer therapies. Picoplatin is designed to overcome platinum resistance associated with chemotherapy in solid tumors, and is being studied in multiple cancer indications, combinations and formulations. Clinical trials of intravenous picoplatin include a Phase 3 trial in small cell lung cancer and Phase 2 trials in metastatic colorectal and castration-resistant (hormone refractory) prostate cancers. The Company also is conducting a clinical trial of oral picoplatin in solid tumors. For additional information, please visit http://www.poniard.com.

Forward-Looking Statement

This release contains forward-looking statements, including statements regarding the Company’s business objectives and strategic goals, drug development plans, the potential safety and efficacy of its products in development, and commercialization and partnering strategy. The Company’s actual results may differ materially from those indicated in these forward-looking statements based on a number of factors, including risks and uncertainties associated with the Company’s research and development activities; the results of clinical testing; the receipt and timing of FDA and other required regulatory approvals; the market’s acceptance of the Company’s proposed products; the Company’s anticipated operating losses, need for future capital and ability to obtain future funding; competition from third parties; the Company’s ability to preserve and protect intellectual property rights; the Company’s dependence on third-party manufacturers and suppliers; the Company’s lack of sales and marketing experience; the Company’s ability to attract and retain key personnel; changes in technology, government regulation and general market conditions; and the risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the period ended March 31, 2009. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

(C) 2009 Poniard Pharmaceuticals, Inc. All Rights Reserved.

Poniard and Poniard Pharmaceuticals are trademarks of Poniard Pharmaceuticals, Inc.

For Further Information:

Susan Neath

Burns McClellan

212-213-0006

sneath@burnsmc.com

Jani Bergan

WeissComm Partners

415-946-1064

jbergan@wcpglobal.com